As  filed  with  the  Securities  and  Exchange  Commission on November 21, 2002

Registration  No.  333-_______________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON,  DC  20549

                                  FORM  S-8
                            Registration  Statement
                       Under  The  Securities  Act  of  1933

                          SUMMIT  FINANCIAL  CORPORATION
                          ------------------------------
             (Exact  Name  of  Issuer  as  specified  in  its  Charter)

  South  Carolina                                                     57-0892056
(State  or  other jurisdiction of                                        (I.R.S.
 incorporation  or  organization)                                       Employer
                                                            Identification  No.)

937  N.  Pleasantburg  Drive
Greenville,  South  Carolina                                               29607
----------------------------                                        ------------
(Address  of  principal  executive  offices)                           Zip  Code



        SUMMIT  FINANCIAL  CORPORATION  1999  INCENTIVE  STOCK  OPTION  PLAN
         --------------------------------------------------------------------
                           (Full  Title  of  the  Plan)

                         J.  Randolph  Potter,  President
                          Summit  Financial  Corporation
                            937  N.  Pleasantburg  Drive
                        Greenville,  South  Carolina  29607
          (Name and address, including ZIP code, of agent for service)

                                (803)  242-2265
          (Telephone number, including area code, of agent for service)

  Copy  to:
  C.  Vincent  Brown
  Brown,  Massey,  Evans  &  McLeod
  Post  Office  Box  2464
  Greenville,  South  Carolina  29602

                            CALCULATION  OF  REGISTRATION  FEE




Title of securities to be             Amount to be         Proposed          Proposed        Amount of
 registered                           registered in         maximum           maximum      registration
                                        shares (1)      offering price       aggregate          fee
                                                           per unit        offering price
Common Stock, $1.00 par value. . . .     156,945 (2)  $       8.90 (3)  $     1,396,811  $      128.51

Common Stock, $1.00 par value. . . .      80,092 (4)  $      14.76 (5)  $     1,182,158  $      108.76

TOTAL. . . . . . . . . . . . . . . .     237,037 (6)                                     $      237.27


(1) Plus such additional number of shares as may be available for purchase pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2) Represents 6,946 shares reserved for issuance under previously awarded option grants at $11.56 per share, 5,513 shares reserved for issuance under previously awarded option grants at $10.10 per share, 115,763 shares reserved for issuance under previously awarded option grants at $8.62 per share, 19,516 shares reserved for issuance under previously awarded option grants at $9.52 per share, and 9,207 shares reserved for issuance under previously awarded option grants at $8.39 per share under the Summit Financial Corporation 1999 Incentive Stock Option Plan.

(3) Represents the average per share exercise price of options previously awarded under the Summit Financial Corporation 1999 Incentive Stock Option Plan.

(4) Represents shares reserved for issuance pursuant to future grants under the Summit Financial Corporation 1999 Incentive Stock Option Plan.

(5) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of the average of the high and low selling prices of the Common Stock on the NASDAQ Exchange as reported on November 20, 2002

(6) Represents the original shares reserved for grants under the Summit Financial Corporation 1999 Incentive Stock Option Plan (215,000 shares), adjusted for stock dividends paid subsequent to the Plan's effective date.



PART  I:  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS
---------------------------------------------------------------------

     Information required by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement.


PART  II:  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT
------------------------------------------------------------------

ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

The following documents, or portions thereof, which we have filed with the Securities and Exchange Commission (SEC), are not presented herein and are incorporated by reference into this registration statement:

(a) Summit Financial Corporation's (the Company) Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC (File No. 000-19235);

(b) All reports filed with the SEC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the Company's 2001 year end, including the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002; and

(c) The description of the Company's Common Stock under the section entitled "Capital Stock" contained in the Company's registration statement on Form 8-A (File No. 000-19235), filed on April 23, 1991.

In addition, all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing with the SEC of a post-effective amendment to this registration statement that (1) indicates that all securities offered on this registration statement have been sold or (2) effects the deregistration of the balance of such shares then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents.


ITEM  4.          DESCRIPTION  OF  SECURITIES

     Not  applicable.


ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     The law firm of Brown, Massey, Evans & McLeod, P.A., located in Greenville, South Carolina, is general counsel to the Company and have issued their legal opinion with regard to this registration statement and the common stock covered hereby. At September 30, 2002, C. Vincent Brown, a principal of Brown, Massey, Evans & McLeod, P.A., and the Chairman of the Board of Summit Financial Corporation, owned beneficially 165,222 shares of the Company's common stock.


ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The  South  Carolina  Business  Corporation  Act  of  1988 permits, and the
Company's Bylaws require, indemnification of the Company's directors and officers. Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Bylaws provide for and the Company does carry insurance on the behalf of directors, officers, employees or agents of the Company that may cover liabilities under the Securities Act of 1933 asserted against or incurred by him in that capacity or arising from his status as such, whether or not the Company would have the power to indemnify him against the same liability under Sections 33-8-510 and 33-8-520 of the South Carolina Business Corporation Act of 1988.

     As permitted by Section 33-2-102 of the South Carolina Business Corporation Act of 1988, the Company's Articles of Incorporation provide that no director of the Company shall be liable to the Company or its shareholders for monetary damages for breach of his fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions, or (iv) any transaction from which the director derived an improper personal benefit.


ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.


ITEM  8.          EXHIBITS

     Exhibits required to be filed with this Registration Statement are detailed following. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

Exhibit
-------

3.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 filed with Summit Financial Corporation's Registration Statement on Form S-1 under the Securities Act of 1933, filed on October 6, 1989, File No. 33-31466)

3.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 filed with the Summit Financial Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 000-19235)

4.1 Form of Summit Financial Corporation Certificate for Common Stock (incorporated by reference to Exhibit 4 filed with Summit Financial Corporation's Registration Statement on Amendment No. 1 To Form S-1, filed on December 7, 1989, File No. 33-31466)

4.2 Summit Financial Corporation 1999 Incentive Stock Option Plan (Filed herewith)

5     Opinion  of  Brown,  Massey,  Evans  &  McLeod,  P.A.  (Filed  herewith)

23.1     Consent  of  Brown, Massey, Evans & McLeod, P.A.  (Contained in Exhibit
5)

23.2     Consent  of  KPMG  LLP  (Filed  herewith)

24     Power  of  Attorney  (Filed  herewith  on  signature  page)


ITEM  9.          UNDERTAKINGS

(a)     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To  include  any  prospectus required by section 10(a)(3) of the Securities
Act  of  1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided,  however,  that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply
------------------
if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on November 18, 2002.


(Registrant)           Summit  Financial  Corporation

By:                    /s/  J.  Randolph  Potter
                       -------------------------
(Name  &  Title)       J.  Randolph  Potter,  President







                            POWER  OF  ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Randolph Potter and Blaise B. Bettendorf, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on the following page.




Signature                              Title                    Date
-------------------------  -----------------------------  -----------------

/s/ J. Randolph Potter. .  President, Chief Executive     November 18, 2002
-------------------------  Officer and Director
J. Randolph Potter. . . .


/s/ Blaise B. Bettendorf.  Senior V. P., Chief Financial  November 18, 2002
-------------------------  Officer (principal financial/
Blaise B. Bettendorf. . .  accounting officer)


/s/ C. Vincent Brown. . .  Chairman of the Board,         November 18, 2002
-------------------------  Director
C. Vincent Brown. . . . .


/s/ John A. Kuhne . . . .  Vice Chairman, Director        November 18, 2002
-------------------------
John A. Kuhne


/s/ David C. Poole. . . .  Secretary, Director            November 18, 2002
-------------------------
David C. Poole


/s/ Ivan E. Block . . . .  Director                       November 18, 2002
-------------------------
Ivan E. Block


/s/ J. Earle Furman, Jr..  Director                       November 18, 2002
-------------------------
J. Earle Furman, Jr.


/s/ John W. Houser. . . .  Director                       November 18, 2002
-------------------------
John W. Houser

/s/ T. Wayne McDonald . .  Director                       November 18, 2002
-------------------------
T. Wayne McDonald


/s/ Allen H. McIntyre . .  Director                       November 18, 2002
-------------------------
Allen H. McIntyre


/s/ Larry A. McKinney . .  Director                       November 18, 2002
-------------------------
Larry A. McKinney
